CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/Coll	Account	Officer	Initials
$4,050,000.00	02-04-2008	06-04-2015	001	80/2010	8120525	006

References in the boxes above are for Lender’s use only and do no limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Keyon Communications Holdings, Inc. a Delaware Corporation 11742 Stone Gate Circle Omaha, NE 68164	Lender:	SUN WEST BANK Las Vegas – Main Office 5830 W. Flamingo Road Las Vegas, NV 89103 (702) 949-2265

Principal Amount $4,050,000.00	Date of Agreement: June 11, 2009

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated February 4, 2008, in the original principal amount of $4,500,000.00 as amended by Change in Terms Agreement date March 24, 2009. The Note has a current outstanding balance of $4,500,000.00 with no funds available for disbursement.

DESCRIPTION OF COLLATERAL. This Note is secured by a Commercial Security Agreement dated February 4, 2008 encumbering all business assets, as evidenced by that certain UCC Financing Statement filed on February 12, 2008 as Document No. 2008004475-7 Nevada Secretary of State and a UCC Financing Statement filed on February 12, 2008 as Document No. 2008-0515526 and UCC Amendment filed May 13, 2009 as Document No. 2009-1514527, Delaware Department of State, respectively.

DESCRIPTION OF CHANGE IN TERMS. For good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1. The Maturity Date of the Note is hereby extended from June 4, 2009 to June 4, 2015.

2. A principal reduction of $450,000.00 is hereby due and payable upon the execution of this Agreement. As a result, the principal balance of the Note will be reduced from $4,500,000.00 to $4,050,000.00.

3. The Interest Rate of Sun West Bank plus 2.50% , with a floor of 6.75% is hereby modified to a Fixed Interest Rate of 7.75%.

4. Effective July 4, 2009, the regularly scheduled monthly payments (based on the reduced principal balance) shall be due and payable in accordance with the PAYMENT section set forth below.

5. Jerome Snyder, Jonathan Snyder and Jason Lazar shall execute and deliver to Lender a Subordination Agreement of even date herein.

6. Borrower's Tax returns are to include all appropriate schedules and K-1 statements, and are to be submitted to Lender no later than May 1 of each year, commencing May 1, 2010. In the event Borrower files an extension, a copy of such extension shall be submitted to Lender no later than May 1 of the year for which such extension is filed, with a copy of the final, filed tax return being submitted to Lender no later than November 1 of such year.

7. Guarantor's Tax returns are to included all appropriate schedules and K-1 statements, and are to be submitted to Lender no later than May 1 of each year, commencing May 1, 2010. In the event Guarantors shall file an extension, a copy of such extension shall be submitted to Lender no later than May 1 of the year for which such extension is filed, with a copy of the final, filed tax return being submitted to Lender no later than November 1 of such year.

Personal year end financial statements are to be submitted to Lender no later than January 15 of each year, commencing January 15, 2010.

8. As an inducement to Lender to consent to the changes set forth herein, Borrower shall pay to Lender a loan fee of $40,500.00, a documentation fee of $150.00, a principal reduction amount of $450,00.00 late charge balance of $14,194.99 and unless previously paid, accrued interest to June 4, 2009 in the amount of $28,093.75, for a total amount due of $532,938.74 which sum is deemed earned and due and payable upon the execution of this Agreement.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 12 monthly consecutive interest payments, beginning July 4, 2009, with interest calculated on the unpaid principal balances using an interest rate of 7.750% per annum based on a year of 360 days; 59 monthly consecutive principal and interest payments of $48,604.00 each, beginning July 4, 2010, with interest calculated on the unpaid principal balances using an interest rate of 7.750% per annum based on a year of 360 days; and one principal and interest payment of $2,483,128.59 on June 4, 2015, with interest calculated on the unpaid principal balances using an interest rate of 7.750% per annum based on a year of 360 days. This estimated final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts on this loan.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all person signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

DEMAND FOR PAYMENT (REGULATION "O"). Pursuant to Federal law, and not withstanding any other provision of this Note, this extension of credit will become due and payable at the option of Lender at any time Borrower becomes indebted to any and all other banks in an aggregate amount greater than the amount Borrower would be permitted to borrow under the provision in the Federal statutes governing loans to insiders.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

KEYON COMMUNICATIONS HOLDINGS, INC. A DELAWARE CORPORATION

By:	/s/ Jonathan Snyder
Jonathan Snyder, President of Keyon Communications Holdings, Inc., a Delaware Corporation

LASER PRO Lending, Ver. 5.44.00.002 Copr. Harland Financial Solutions, Inc. 1997, 2009. All Rights Reserved. – NV L:\LASERPRO\CFI\LPL\D20C.FC TR-20928 PR-COML1PAY